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                         REGISTRATION RIGHTS AGREEMENT

         This REGISTRATION RIGHTS AGREEMENT (this "Agreement"), dated as of September 7, 1999, is by and among GOTHAM PARTNERS, L.P., a Delaware limited partnership ("Gotham"), GOTHAM PARTNERS III, L.P., a Delaware limited partnership ("Gotham III"), and INSIGNIA FINANCIAL GROUP, INC., a Delaware corporation (the "Company").

                                  WITNESSETH:

     WHEREAS, the Company and Gotham had entered into a registration rights agreement dated as of September 15, 1998 regarding the registration of an aggregate of 42,500 shares of Common Stock, par value $0.01 per share, of the Company (the "Common Stock"), which shares were subject to the Gotham Warrants (as defined below);

     WHEREAS, on September 1, 1999 Gotham and Gotham III, exercised the Gotham Warrants and received an aggregate of 42,500 shares of Common Stock (the "Gotham Shares");

     WHEREAS, the parties hereto desire to terminate the existing registration rights agreement covering the Gotham Shares and to enter into this Agreement to provide for registration rights for such shares;

     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     SECTION 1. DEFINED TERMS. The following terms shall have the following meanings:

     "COMMISSION" means the Securities and Exchange Commission or any similar federal agency then having jurisdiction to enforce the Securities Act and other federal securities laws.

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

     "GOTHAM WARRANTS" means (i) Warrant Certificate No. G-2 dated October 9, 1998 for 42,037 shares of Common Stock registered in the name of Gotham and
(ii) Warrant Certificate No. G-3 dated October 9, 1998 for 463 shares of Common Stock registered in the name of Gotham III.

     "HOLDER" means any Person owning or having the right to acquire Registrable Securities, or any assignee thereof in accordance with Section 8(d).


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     "INVESTOR REQUEST" means a request from Holders that in the aggregate beneficially own at least 50% of the Registrable Securities outstanding as of the date of such request, which shall set forth the number of Registrable Securities to be registered (which shall be at least 50% of the Registrable Securities outstanding as of the date of the request).

     "ORIGINAL REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement dated as of September 15, 1998 between the Company and Gotham regarding the registration of 42,500 shares of Common Stock subject to the Gotham Warrants.

     "PERSON" means an individual or a corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, government (or an agency or political subdivision thereof), or other entity of any kind.

     "REGISTERABLE SECURITIES," collectively, means (i) the Gotham Shares and
(ii) any shares of Common Stock or other securities of the Company hereafter distributed to the Holders by the Company with respect to the Gotham Shares as a stock dividend or otherwise; provided, however, that any such securities shall cease to be Registerable Securities when (a) such securities shall have been registered under the Securities Act, the registration statement with respect to the sale of such securities shall have become effective under the Securities Act, and such securities shall have been disposed of pursuant to such effective registration statement, (b) such securities shall have been otherwise transferred, if new certificates or other evidences of ownership for them not bearing a legend restricting further transfer and not subject to any stop transfer order or other restrictions on transfer shall have been delivered by the Company and subsequent disposition of such securities shall not require registration or qualification of such securities under the Securities Act or any state securities law then in force, or (c) such securities shall cease to be outstanding.

     "SECURITIES ACT" means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

SECTION 2.  REGISTRATION RIGHTS.

     (a) Upon the receipt of a written Investor Request that the Company file a registration statement under the Securities Act to register that number of Registrable Securities set forth in the Investor Request, the Company shall, within twenty (20) days from receipt thereof, give written notice of such request to all Holders and, subject to the other provisions of this Agreement, the Company shall file (as expeditiously as possible, and in any event within sixty (60) days after receipt of the Investor Request), and use its commercially reasonable best efforts to have declared effective a registration statement under the Securities Act with respect to the resale (in a non-underwritten offering) of all Registrable Securities which Holders request to be registered by the giving of notice to the Company within twenty (20) days after the mailing of the Company's notice referred to above, each such notice to be given in accordance with Section 8 below. The Company shall be obligated to effect only one registration pursuant to this Agreement.



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     (b) Notwithstanding Section 2(a) above, if the Company shall furnish to the Holders who have submitted the Investor Request a certificate signed by an executive officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be detrimental to the Company and its stockholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer such filing for up to one hundred twenty
(120) days after receipt of the Investor Request; provided, however, that, if at the time of receipt of the Investor Request for a registration, the Company has fixed plans to file within sixty (60) days after such request a registration statement covering the sale of any of its securities in a public offering under the Securities Act, no registration shall be required to be initiated pursuant to Section 2(a) until ninety (90) days after the effective date of such Company registration unless the Company is no longer proceeding diligently to effect such registration.

     (c) In addition to its obligations pursuant to Section 2(a), the Company shall, as expeditiously as possible:

          (i) file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all Registerable Securities covered by such registration statement until such time as all of such securities have been disposed of in a public offering or otherwise cease to be Registerable Securities.

          (ii) furnish to such selling security holders such number of copies of a prospectus or other prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as such selling security holders may reasonably request;

          (iii) use its commercially reasonable best efforts to register or qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions within the United States and Puerto Rico as each Holder shall request (provided, however, that the Company shall not be obligated to qualify as a foreign corporation to do business under the laws of any jurisdiction in which it is not then qualified or to file any general consent to service of process), and do such other reasonable acts and things as may be required of it to enable such Holder to consummate the disposition in such jurisdiction of the securities covered by such registration statement; and

          (iv) otherwise use its commercially reasonable best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, but not less than 18 months after the effective date of the registration statement, an earnings statement covering the period of at least 12 months beginning with the first full month after the effective date of such registration statement, which earnings statements shall satisfy the provisions of Section 11(a) of the Securities Act.

     (d) It shall be a condition precedent to the obligation of the Company to take any action pursuant to this Section 2 in respect of the Registerable Securities which are to be registered for any

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Holder that such Holder shall furnish to the Company in writing such information regarding the securities held by such Holder and the intended method of disposition thereof as the Company shall reasonably request and as shall be required under the Securities Act in connection with the action to be taken by the Company.

     (e) If the Company has delivered preliminary or final prospectuses to a Holder and after having done so the prospectus is amended or supplemented to comply with the requirements of the Securities Act, the Company shall promptly notify such Holder and, if requested by the Company, such Holder shall immediately cease making offers of securities and return all prospectuses to the Company. The Company shall promptly provide such holder with revised prospectuses and, following receipt of the revised prospectuses, such Holder shall be free to resume making offers of the securities.

     SECTION 3. REGISTRATION EXPENSES. All expenses incurred in complying with
Section 2 of this Agreement, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, expense of any special audits incident to or required by such registration, time charges of Company personnel and expenses of complying with the securities or blue sky laws of any jurisdictions pursuant to Section 2(c)(iii), shall be paid by the Company, except that the Company shall not be liable for or pay the fees and disbursements of counsel for any Holder or any fees, discounts, or commissions to any Person in respect of the Registerable Securities sold by such Holder.

     SECTION 4. INDEMNIFICATION AND CONTRIBUTION. (a) In connection with the registration of Registerable Securities under the Securities Act pursuant to this Agreement, the Company shall indemnify and hold harmless the seller of such Registerable Securities and each other Person, if any, who controls such seller within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities, joint or several to which such seller or controlling person may become subject under the Securities Act, the Exchange Act or any other statute or at common law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Company shall reimburse such seller and each such controlling person for any legal or any other expenses reasonably incurred by such Person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, or liability arises out of or is based upon any untrue or alleged untrue statement or omission or alleged omission made in such registration statement, preliminary prospectus, prospectus, or amendment or supplement in reliance upon and in conformity with written information furnished to the Company by or on behalf such Person specifically for use therein.

     (b) In connection with the registration of Registerable Securities under the Securities Act pursuant to this Agreement, each Holder, by acceptance thereof and as a condition to the rights granted in this Agreement, agrees to indemnify and hold harmless the Company, each of its directors

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and officers, and each Person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities, joint or several, to which the Company or any such director or officer or any such Person may become subject under the Securities Act, the Exchange Act or any other statute or at common law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any registration statement under which such securities were registered on behalf of the holder under the Securities Act, any preliminary prospectus or final prospectus contained in the registration statement, or any amendment or supplement to the registration statement, or arise out of or are based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statement therein not misleading, if the statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the holder, specifically for use in connection with the preparation of such registration statement, prospectus, amendment or supplement.

     (c) Each party entitled to indemnification under this Section 4 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnifying Party has actual knowledge of any claim as to which indemnify may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld); and, provided, further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 4, except to the extent that such failure to give notice prejudices the Indemnifying Party. The Indemnified Party may participate in such defense at such party's expense; provided, however, that the Indemnifying Party shall pay the expense of one law firm for all Indemnified Parties if representation of such Indemnified Parties by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between an Indemnified Party and any other party represented by such counsel in such proceeding. No Indemnifying Party, in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation, and no Indemnified Party shall consent to entry of any judgment or settle such claim or litigation without the prior written consent of the Indemnifying Party.

     (d) If the indemnification provided for in this Section 4 from the Indemnifying Party is unavailable to an Indemnified Party hereunder in respect of any losses, claims, damages, liabilities, or expenses referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages, liabilities, or expenses in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and the Indemnified Parties in connection with the actions which resulted in such losses, claims, damages, liabilities, or expenses, as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Parties shall be determined by reference to, among other things, whether any action in question, including any

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untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such Indemnifying Party or Indemnified Parties, as the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities, and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

         The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 4(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not also guilty of such fraudulent misrepresentation.

     SECTION 5. "STAND-OFF" AGREEMENT. Each Holder, if requested by the Company and an underwriter of Common Stock, shall agree not to sell or otherwise transfer or dispose of any Common Stock held by it for a specified period of time (not to exceed an aggregate of ninety (90) days in any three hundred sixty-five (365) day period) following the effective date of a registration statement under the Securities Act filed by the Company with respect to an underwritten offering to the public; provided, that:

          (i) the Company shall not make such a request more than twice in any calendar year; and

          (ii) all investors in Common Stock of the Company (other than holders which purchased registered shares in the open market) holding not less than the number of shares of Common Stock held by such Holder (in each case including shares of Common Stock issuable upon the conversion of convertible securities, or upon the exercise of options, warrants or rights) and all executive officers and directors of the Company enter into similar agreements.

     SECTION 6. CERTAIN LIMITATIONS ON REGISTRATION RIGHTS. Notwithstanding the other provisions of this Agreement, the Company shall not be obligated to register or maintain the registration of the Registerable Securities of any holder if, in the opinion of Proskauer Rose LLP or such other counsel to the Company knowledgeable in securities law matters, the public sale of such holder's Registerable Securities may be effected without registering such Registerable Securities under the Securities Act.

     SECTION 7. TERMINATION OF ORIGINAL REGISTRATION RIGHTS AGREEMENT. The parties hereto agree that the Original Registration Rights Agreement is hereby terminated and all obligations of the Company thereunder are hereby extinguished.

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         SECTION 8.  MISCELLANEOUS.

         (a) REMEDIES. Each Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate. In any action or proceeding brought to enforce any provision of this Agreement or where any provision hereof is validly asserted as a defense, the successful party shall be entitled to receive reasonable attorneys' fees in addition to any other available remedy.

     (b) AMENDMENTS AND WAIVERS. Except as otherwise provided herein, the provisions of this Agreement may not be amended, modified, or supplemented, and waivers or consents to departure from the provisions hereof may not be given, unless the Company has obtained the written consent of Holders of at least a majority of the Registerable Securities then outstanding.

     (c) NOTICES. Any notice, demand, request, consent, approval, declaration, delivery or other communication hereunder to be made pursuant to the provisions of this Agreement shall be sufficiently given or made if in writing and either delivered in person with receipt acknowledged or sent by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

                  (i)      If to Gotham or Gotham III:

                  Gotham Partners, L.P.
                  110 East 42nd Street
                  18th Floor
                  New York, New York 10017

                  (i)      If to the Company:

                  Insignia Financial Group, Inc.
                  200 Park Avenue
                  New York, New York  10166
                  Attention:  General Counsel

     (ii) If to any Holder other than the Persons listed above, at its last known address appearing on the books of the Company maintained for such purpose, or at such other address as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval declaration, delivery, or other communication hereunder shall be deemed to have been duly given or served on the date on which personally delivered, with receipt acknowledged, or three (3) business days after the same shall have been deposited in the United States mail.

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     (d) SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto, including any Person to whom Registerable Securities are transferred.

     (e) HEADINGS. The headings in this Agreement are for convenience of reference only, and shall not limit or otherwise affect the meaning thereof.

     (f) GOVERNING LAW. This Agreement shall be governed by the laws of the State of New York, without regard to the provisions thereof relating to conflict of laws.

     (g) SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     (h) ENTIRE AGREEMENT. This Agreement represents the complete agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to the subject matter hereof.


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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                    GOTHAM PARTNERS, L.P.

                    By:      Section H Partners, L.P.,
                             its general partner

                             By:      DPB Corp, a general partner

                                      By: /s/ David Berkowitz
                                      ---------------------------
                                            David Berkowitz
                                            President

                    GOTHAM PARTNERS III, L.P.

                    By: Section H Partners, L.P.,
                          its general partner

                    By: DPB Corp, a general partner

                             By: /s/ David Berkowitz
                                 ---------------------------
                                   Name: David Berkowitz
                                   Title: President

                    INSIGNIA FINANCIAL GROUP, INC.

                    By: /s/ Adam B. Gilbert
                         -----------------------
                          Name: Adam B. Gilbert
                          Title: Executive Vice President


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